United States Patent	6,101,946

Martinsky	August 15, 2000

Microarray printing device including printing pins with flat tips and exterior channel and method of manufacture

Abstract

The invention herein describes a device for fabricating microarrays of biochemical substances, consisting of a holder and one or more printing pins. The holder contains apertures with regular spacing that define the location of one or more printing pins during the printing process. The tip of each printing pin contains a sample channel that holds a predetermined volume of biological or chemical sample and a point that is machined to precision with an electronic discharge machine (EDM). The device can be attached to a motion control system for precise and automated movement in three dimensions. The flat tips of the pins are immersed in a biochemical sample such that a predefined volume of sample fills the sample channel of each pin. The holder and pins are then moved in proximity to a printing substrate whereby direct contact between the flat tips of the pins and the surface results in the transfer of a small amount of the sample onto the solid surface. The holder and pins are mass produced at high precision to ensure that the printed elements in the resultant microarray contains approximately the same quantity of sample. In one preferred embodiment, the device is employed to manufacture arrays of nucleic acids or derivatives thereof.

Inventors:	Martinsky; Richard S (San Jose, CA)

Assignee:	TeleChem International Inc. (Sunnyvale, CA)

Appl. No.:	09/191,935

Filed:	November 13, 1998

Current U.S. Class:	101/494 ; 222/420; 422/100; 422/50; 422/920; 435/283.1

Current International Class:	B01J 19/00 (20060101); B01L 3/02 (20060101); B01L 3/00 (20060101); B01L 003/02 ()

Field of Search:	101/494 400/118.2 422/50,920,100 435/283.1 222/420

United States Patent	6,913,879

Schena	July 5, 2005

Microarray method of genotyping multiple samples at multiple LOCI

Abstract

A method for genotyping multiple samples at multiple genetic loci in a single assay is provided. Microarrays of genomic segments representing discrete loci are formed and hybridized with mixtures of synthetic oligonucleotides that are complementary to the genomic segments. Genotyping information is derived by reading the microarray signals. The method can be used to characterize samples from diverse biological sources and for a variety of applications.

Inventors:	Schena; Mark A. (Los Altos, CA)

Assignee:	TeleChem International Inc. (Sunnyvale, CA)

Appl. No.:	09/613,006

Filed:	July 10, 2000

Current U.S. Class:	435/6 ; 435/287.2; 435/91.1; 435/91.2; 536/23.1; 536/24.3; 536/24.31; 536/24.33

Current International Class:	C12Q 1/68 (20060101); C12Q 001/68 (); C12P 019/34 (); C12M 001/36 (); C07H 021/04 ()

Field of Search:	435/6,287.2,91.1,91.2 536/24.3,23.1,24.31,24.33,24.32